UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500
Dallas, Texas 75219

(Address of Principal Executive Offices)
(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2015, RSP Permian, L.L.C. (“RSP”), a wholly-owned subsidiary of RSP Permian, Inc. (the “Company”), acquired certain undeveloped acreage and oil and gas producing properties (the “Wolfberry Acquisition”) from Wolfberry Partners Resources LLC (“Wolfberry”), pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) between Wolfberry and RSP, for an aggregate purchase price of approximately $137.0 million, subject to customary post-closing adjustments.  The properties will be 100% operated by RSP and are located in Midland and Martin Counties, Texas, in close proximity to existing RSP properties.  The Purchase Agreement included customary representations and warranties, covenants, indemnification provisions and conditions to closing.  Ted Collins, Jr. and Michael W. Wallace, both of whom are members of the Company’s Board of Directors, are also members and managers of Wolfberry.

The foregoing description of the Purchase Agreement and the Wolfberry Acquisition is not complete and is qualified in its entirety by the contents of the actual Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K, and incorporated herein by reference.  Additionally, the representations, warranties and covenants contained in the Purchase Agreement are made solely for the benefit of the parties thereto and are qualified by confidential disclosures that the parties have exchanged in connection with the agreement.

In connection with the Wolfberry Acquisition, RSP entered into a Surface Use and Settlement Agreement (the “Surface Use Agreement”) with Collins & Wallace Holdings, LLC (“CWH”), pursuant to which CWH will provide RSP with surface use in certain lands in Midland County, Texas for the purpose of oil and gas exploration activities.  CWH is owned equally by Mr. Collins, and Wallace Family Partnership, LP (“Wallace LP”). Mr. Collins and Mr. Wallace are the managers of CWH.  Wallace LP is a family-owned entity owned by Michael W. Wallace and certain members of Mr. Wallace’s family. The general partner of Wallace LP is Michael Wallace Management, LLC, and Mr. Wallace and his spouse are the managers of Wallace Management. As noted above, Mr. Collins and Mr. Wallace both serve as members of the Company’s Board of Directors.

The foregoing description of the Surface Use Agreement is not complete and is qualified in its entirety by the contents of the actual Surface Use Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1#	Purchase and Sale Agreement, dated November 17, 2015, by and between Wolfberry Partners Resources LLC, as seller, and RSP Permian, L.L.C., as buyer

10.1	Surface Use and Settlement Agreement, dated November 17, 2015, by and between Collins & Wallace Holdings, LLC and RSP Permian, L.L.C.

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The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP PERMIAN, INC.

By:	/s/ James E. Mutrie
James E. Mutrie
General Counsel and Vice President

Dated: November 23, 2015

EXHIBIT INDEX

Exhibit No.	Description
2.1#	Purchase and Sale Agreement, dated November 17, 2015, by and between Wolfberry Partners Resources LLC, as seller, and RSP Permian, L.L.C., as buyer

10.1#	Surface Use and Settlement Agreement, dated November 17, 2015, by and between Collins & Wallace Holdings, LLC and RSP Permian, L.L.C.

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The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.